UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2005

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 South Western Avenue

Torrance, California 90509

(Address of principal executive offices, including zip code)

(310) 468-1310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01               Other Events

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-113680), filed by Toyota Motor Credit Corporation (the “Company”) with the Securities and Exchange Commission covering debt securities issuable under an Indenture, dated as of August 1, 1991, between JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank) (“Chase”) and the Company, as supplemented by a First Supplemental Indenture, dated as of October 1, 1991 and a Second Supplemental Indenture, dated as of March 31, 2004 (collectively, the “Indenture”), among the Company, Chase and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), pursuant to which Chase will act as trustee.  In connection therewith, the Company has entered into a Purchase Agreement, dated March 2, 2005 (the “Purchase Agreement”), between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters set forth therein, in connection with the sale by the Company and purchase by the Underwriters of $1,000,000,000 aggregate principal amount of 4.250% Notes due 2010 (the “Notes”).  The exhibits consist of the Purchase Agreement and the form of Notes.

Item 9.01               Financial Statements and Exhibits

(c)           EXHIBITS

Exhibit No.	Description

1.1

Purchase Agreement, dated March 2, 2005, among Toyota Motor Credit Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated, as Representatives of the Underwriters.

4.1	Form of Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION
(Registrant)

Date: March 2, 2005	By:	/s/ George Borst
George Borst
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1

Purchase Agreement, dated March 2, 2005, among Toyota Motor Credit Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated, as Representatives of the Underwriters.

4.1	Form of Notes.